Exhibit 3.235
ASSIGNMENT OF
LIMITED LIABILITY COMPANY INTERESTS
     This Assignment of Limited Liability Company Interests (this “Assignment”) is executed as of September 17, 2010 by Aviv Development JV, L.L.C., a Delaware limited liability company (“Assignor”), and Aviv Financing I, L.L.C., a Delaware limited liability company (“Assignee”).
RECITALS
     WHEREAS, Assignor owns all of the issued and outstanding limited liability company membership interests (collectively, the “Interests”) in each of the limited liability companies set forth on Schedule I hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”); and
     WHEREAS, it is contemplated that the Subsidiaries will become parties to, and borrowers under, a Credit Agreement to be entered into on the date hereof by and among Assignee and certain of Assignee’s subsidiaries, as borrowers, the financial institutions from time to time party thereto, as lenders, and General Electric Capital Corporation, as administrative agent.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
AGREEMENT
     1. Assignor hereby conveys, assigns and delivers unto Assignee, its successors and assigns, as of the date hereof, all right, title and interest in, to and with respect to the Interests.
     2. Assignee hereby accepts, as of the date hereof, the assignment of the Interests and agrees to be bound by the terms of the Limited Liability Company Agreement of each Subsidiary as the sole member of each Subsidiary.
     3. Assignor covenants and agrees to do, execute, acknowledge and deliver to, or cause to be done, executed, acknowledged and delivered to, Assignee, its successors and assigns, all such further acts, deeds, assignments, transfers, conveyances and assurances that may be reasonably requested by Assignee for the better assigning, transferring, conveying, delivering, assuring and confirming to Assignee, its successors or assigns, any or all of the Interests.
     4. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.
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     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

AVIV DEVELOPMENT JV, L.L.C.

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.
Its:	Sole member

	By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
	Its:	General Partner

		By:	AVIV HEALTHCARE, L.L.C.
		Its:	General Partner

			By: Name:	/s/ Craig M. Bernfield Craig M. Bernfield
			Its:	Sole Manager

AVIV FINANCING I, L.L.C.

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.
Its:	Sole member

	By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
	Its:	General Partner

		By:	AVIV HEALTHCARE, L.L.C.
		Its:	General Partner

			By: Name:	/s/ Craig M. Bernfield Craig M. Bernfield
			Its:	Sole Manager
Assignment of Limited Liability Company Interests

Schedule I

Name of Subsidiary	Jurisdiction of Formation

Chenal Arkansas, L.L.C.	Delaware